Exhibit 99.3

EXECUTION VERSION

DEPOSIT ESCROW AGREEMENT

THIS DEPOSIT ESCROW AGREEMENT (the “Agreement”), is entered into as of October 6, 2016, by and between Park Aerospace Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its principal place of business in Ireland (“Purchaser”), C.I.T. Leasing Corporation, a Delaware corporation (“Seller” and along with Purchaser, each a “Party” and collectively the “Parties”) and JPMorgan Chase Bank, NA, as escrow agent (the “Escrow Agent”).

WHEREAS, Purchaser and Seller are in the process of negotiating, and expect to enter into a Purchase and Sale Agreement, by and between Seller, Purchaser, and solely with respect to specified sections thereof, Avolon Holdings Limited, Bohai Capital Holding Co., Ltd. and CIT Group, Inc., (the “Purchase Agreement”), pursuant to which Seller would agree to sell and transfer, and Purchaser would agree to purchase, all of the capital stock of C2 Aviation Capital, Inc. on the terms and conditions set forth therein;

WHEREAS, as a condition and inducement to Seller’s willingness to enter into the Purchase Agreement, Purchaser has agreed to enter into this Agreement and deposit the total sum of up to $600,000,000 with Escrow Agent for the benefit of Seller for the purposes set forth in the Purchase Agreement; and

WHEREAS, each Party desires to appoint the Escrow Agent as their agent to hold these funds subject to the terms and conditions set forth herein, and the Escrow Agent desires to accept this appointment.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties and Escrow Agent agree as follows:

1.                   Appointment; Purpose of Escrow Arrangement. Purchaser and Seller hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.                   Deposit; Investment. (a) The term “Deposit” shall mean (i) at any time prior to the Subsequent Deposit Date, $500,000,000 and (ii) as of or at any time following the Subsequent Deposit Date, $600,000,000.

(b)                Simultaneously with the execution of this Agreement, Purchaser shall deposit with Escrow Agent $500,000,000 by wire transfer of immediately available funds in U.S. Dollars (the “Initial Deposit”), and, subject to the execution of the Purchase Agreement, no later than 5:00 p.m. New York local time on the “Subsequent Deposit Date” (as defined in the Purchase Agreement), Purchaser shall deposit with Escrow Agent an additional amount equal to $100,000,000 in immediately available funds in U.S. Dollars, such that the balance of immediately available funds in U.S. Dollars deposited with the Escrow Agent shall be equal to $600,000,000. Escrow Agent shall hold the Deposit and shall invest and reinvest the Deposit and the proceeds thereof (together with the Deposit, the “Fund”) in an interest bearing demand deposit account at JPMorgan Chase Bank, NA (the “Deposit Escrow Account”). The Escrow Agent shall furnish the Parties with a monthly statement showing the complete investment activity of, and transactions executed with respect to, the Fund, within approximately fifteen (15) days after the end of such month.

(c)                 Seller and Purchaser have determined that for purposes of United States federal and other taxes based on income, Purchaser shall be treated as the owner of the Fund until the Fund is disbursed in accordance with Section 3, and all interest or other income earned under this Agreement shall be allocated for tax purposes to Purchaser and reported by Escrow Agent to the IRS or any other taxing authority on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Deposit by Purchaser whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. Purchaser shall duly complete such tax documentation or other procedural formalities necessary for Escrow Agent to complete required tax reporting.  Should any information supplied in such tax documentation change, Purchaser shall promptly notify Escrow Agent. Purchaser hereby represents to Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement.

(d)                The Escrow Agent shall hold and safeguard the Fund and shall only release or transfer the Fund in accordance with this Agreement and the Parties intend that the Fund shall be free from any voluntary lien.

3.                   Disposition and Termination.

(a)                 By 5:00 p.m. New York local time on Friday, October 7, 2016, the Escrow Agent shall receive joint written instructions executed by an Authorized Representative of each of Purchaser and Seller (a “Joint Instruction”) notifying the Escrow Agent that either (i) the Purchase Agreement has not been executed and the Escrow Agent shall release to Purchaser at their standing wire instructions in Section 3(d) all amounts in the Deposit Escrow Account, including any interest or other income earned under this Agreement less any taxes that are required to be withheld or that have been previously remitted to tax authorities in respect thereof or (ii) the Purchase Agreement has been executed.

(b)                If the Purchase Agreement is executed, within two (2) Business Days following receipt by the Escrow Agent of either (i) a Joint Instruction instructing the Escrow Agent to release to the person or persons set forth in such Joint Instruction all or a portion of the Deposit (each such amount, a “Deposit Release Amount”), or (ii) a written instruction from an Authorized Representative of the instructing Party given to effectuate an attached copy of an arbitral award obtained under the Delaware Rapid Arbitration Act (the “DRAA” 10 Del. C. § 5801 et seq.) in accordance with Section 11 accompanied by a written certification from counsel for the instructing Party attesting that such award is final and not subject to further proceedings or appeal (collectively, an “Order”) directing the Escrow Agent to release to the person or persons set forth in such Order a Deposit Release Amount, the Escrow Agent shall release to such person or persons such Deposit Release Amount in accordance with such Joint Instruction or Order. The Parties acknowledge that the Escrow Agent shall be entitled conclusively to rely upon any such certification and instruction given as part of an Order and shall have no responsibility to review, inquire into or investigate the award to which such certification and instruction refers or to make any determination as to whether such award is final. All payments under this Agreement shall be made by wire transfer of immediately available funds to the account of Purchaser or Seller as set forth in Section 3(d) (as it may be updated from time to time in accordance with this Agreement) or as otherwise directed pursuant to a Joint Instruction or Order. As between Purchaser and Seller only, each of Purchaser and Seller hereby agree to execute and deliver to the Escrow Agent Joint Instructions as follows:

(i)      within two (2) Business Days after a termination of the Purchase Agreement in a manner requiring payment of the reverse termination fee pursuant to Section 9.4(a) of the Purchase Agreement (the “Reverse Termination Fee”), each of Purchaser and Seller shall execute and deliver to the Escrow Agent a Joint Instruction instructing the Escrow Agent (A) to release to Seller an amount of funds from the Deposit Escrow Account equal to the Deposit (or, in the event either the Restructuring Phase I Completion Date has not yet occurred or the Reverse Termination Fee is payable pursuant to Section 9.4(a)(iv) of the Purchase Agreement, the Initial Deposit), and (B) to release to Purchaser an amount of funds from the Deposit Escrow Account equal to any interest or other income earned under this Agreement less any taxes that are required to be withheld or that have been previously remitted to tax authorities in respect thereof;

(ii)    if the Purchase Agreement is terminated other than in any manner requiring payment of the Reverse Termination Fee pursuant to Section 9.4(a) of the Purchase Agreement, within two (2) Business Days after such termination, each of Purchaser and Seller shall execute and deliver to the Escrow Agent a Joint Instruction instructing the Escrow Agent to release to Purchaser all amounts in the Deposit Escrow Account less any taxes that are required to be withheld; or

(iii)  in connection with the Closing, each of Purchaser and Seller shall execute and deliver to the Escrow Agent a Joint Instruction instructing the Escrow Agent (A) to release to Seller an amount of funds from the Deposit Escrow Account equal to the Deposit, and (B) to release to Purchaser an amount of funds from the Deposit Escrow Account equal to any interest or other income earned under this Agreement less any taxes that are required to be withheld or that have been previously remitted to tax authorities in respect thereof.

(c)                 Notwithstanding anything to the contrary set forth in Section 8, any instructions setting forth, claiming, containing, or in any way related to the transfer, release or distribution of the Fund, must be in writing executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email on a Business Day only at the fax number or email address set forth in Section 8 below. Each Designation of Authorized Representatives shall be signed by the Secretary, any Assistant Secretary or other duly authorized officer of the named Party. No instruction for or related to the transfer or distribution of the Fund shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 8 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Fund if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent.

(d)                Each Party acknowledges that

(i) Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Purchaser, without a verifying call-back as set forth in Section 3(d) below

Purchaser:

Bank Name: JP Morgan Chase Bank, NA (New York)

Account Number: #########

SWIFT: CHASUS33

Account Name: Avolon Aerospace Leasing Limited

and (ii) Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Seller, without a verifying call-back as set forth in Section 3(d) below

Seller:

Bank: J.P. Morgan N.A. New York

ABA:#########

Account Name: C.I.T. Leasing Corporation

Bank Account Number: #########

SWIFT: CHASUS33

Bank Address: 1 Chase Manhattan Plaza, NY, NY 10005

(e)                 In the event any other funds transfer instructions are set forth in an instruction from a Party or the Parties in accordance with Section 3(a), Escrow Agent shall seek confirmation of such funds transfer instructions by a single telephone call-back to one of the Authorized Representatives, and Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons designated as Authorized Representatives and telephone numbers for same may be changed only in a writing executed by an Authorized Representative or other duly authorized officer of the applicable Party and actually received by Escrow Agent via facsimile or as a PDF attached to an email. Except as set forth in Section 3(a) above, no funds will be disbursed until an Authorized Representative is able to confirm such instructions by telephone callback. Escrow Agent, any intermediary bank and the beneficiary's bank in any funds transfer may rely upon the identifying number of the beneficiary’s bank or any intermediary bank included in a funds transfer instruction provided by a Party or the Parties and confirmed by an Authorized Representative. Further the beneficiary’s bank in the funds transfer instruction may make payment on the basis of the account number provided in such Party’s or Parties’ instruction and confirmed by an Authorized Representative even though it identifies a person different from the named beneficiary.

(f)                  As used in this Section 3, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. Each Party acknowledges that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Fund in full by Escrow Agent pursuant to this Section 3, this Agreement shall terminate and the related account(s) shall be closed, subject to the provisions of Section 6.

4.                   Escrow Agent. Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duty, shall be implied. Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by a Party believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent's gross negligence or willful misconduct was the cause of any direct loss to a Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. Escrow Agent shall have no duty to solicit any payments which may be due it nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.                   Succession. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving not less than thirty (30) days advance notice in writing specifying a date when such resignation shall take effect or may be removed, with or without cause, by joint written instructions from Seller and Purchaser at any time after giving not less than thirty (30) days prior written notice to the Escrow Agent. Escrow Agent’s sole responsibility after such applicable thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final and binding court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate. If prior to the effective resignation or removal date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Fund to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Fund with a court located in the State of Delaware and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding may be charged against and withdrawn from the Fund; or (b) appoint a successor escrow agent of its own choice so long as such escrow agent is a New York branch of a U.S. bank. Any appointment of a successor escrow agent shall be binding upon the Parties, and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent. Escrow Agent shall deliver the Fund to any successor Escrow Agent duly appointed by Seller and Purchaser, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all of the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.                   Compensation; Acknowledgment. (a) Purchaser and Seller covenant and agree, jointly and severally, to pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing, shall be as described in Schedule 2. Without altering or limiting the joint and several liability of Purchaser and Seller to the Escrow Agent under this Section 6(a), Purchaser and Seller agree among themselves that Purchaser and Seller shall each be responsible for 50% of the fees and expenses specified in Schedule 2.

(b)                Purchaser and Seller further agree to the disclosures and agreements set forth in Schedule 2.

7.                   Indemnification and Reimbursement. Purchaser and Seller covenant and agree, jointly and severally, to indemnify, defend, hold harmless, pay or reimburse Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”), arising out of or in connection with (a) Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; (b) Escrow Agent’s following, accepting or acting upon any instructions or directions from any Party received in accordance with this Agreement; and (c) a breach of any representation or warranty made by any Party under this Agreement. It is understood and agreed that the Escrow Agent does not have a contractual right of set-off or contractual security interest under this Agreement; provided, however, that nothing herein shall be construed as a waiver of any statutory or common law rights to which the Escrow Agent may otherwise be entitled with respect thereto. Each Party agrees that it will reimburse the other Party for any payments or reimbursements to the Escrow Agent or its affiliates made pursuant to this Section 7 (“Indemnification Payments”) and any reasonable and documented fees and expenses incurred by either Party related thereto, such that Purchaser and Seller each bear 50% of the total cost of any Indemnification Payments and such fees and expenses; provided, that any Indemnification Payments or fees and expenses related thereto that arise out of or result from a breach of this Agreement or the Purchase Agreement the breaching Party shall reimburse the other Party for 100% of the total cost of any Indemnification Payments and such fees and expenses. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

8.                   Notices. Except as otherwise set forth in Section 3 above, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions to the Escrow Agent shall be executed by an Authorized Representative, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Purchaser:

Avolon Holdings Limited

The Oval, Building 1

Shelbourne Road

Ballsbridge, Dublin 4 Ireland
Attention: Ed Riley
Fax No.: +353 (1) 231 5889

Email: eriley@avolon.aero

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153
Attention: Douglas P. Warner, Esq.
Fax No.: (212) 310-8007

Email: douglas.warner@weil.com

If to Seller:

CIT Leasing Corporation

11 W. 42nd Street

New York, New York 10036
Attention: Eric Mandelbaum, Deputy General Counsel
Fax No.: 212-461-5402

Email: eric.mandelbaum@cit.com

With copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: David C. Karp

   Brandon C. Price
Fax No.: (212) 403-2000

Email: dckarp@wlrk.com; bcprice@wlrk.com

If to Escrow Agent:

JPMorgan Chase Bank, N.A.

Escrow Services

4 NY Plaza, Floor 11

New York, NY 10004

Attention: Rola Tseng / Joan King-Francois

Fax No.: 877-277-1939

Email Address: ec.escrow@jpmorgan.com

9.                   Compliance with Legal Directives. In the event that a legal garnishment, attachment, levy restraining notice or court order is served with respect to any of the Fund, or the delivery thereof shall be stayed or enjoined by an order of a court (other than an order resulting from a proceeding initiated by either of the Parties or their respective affiliates unless such proceeding is initiated in accordance with Section 11), Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated; provided that to the extent permissible and practical under the circumstances, Escrow Agent shall, before deducting or transferring any amount from the Fund to satisfy the order, notify the Parties of the order so that the Parties may contest it.

10.                Miscellaneous. No provisions of this Agreement may be waived, altered, amended or supplemented, without the prior written consent of Purchaser, Seller and Escrow Agent. Neither this Agreement nor any right or interest hereunder may be assigned by a Party without the prior consent of Purchaser, Seller and Escrow Agent. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement and any Joint Instruction may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Each Party represents, warrants and covenants that (i) each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations; (ii) such Party has full power and authority to enter into, execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder; and (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in Schedule 1 have been duly and properly authorized to do so, and each Authorized Representative of Purchaser and Seller have been duly and properly authorized to take the actions specified for such person in Schedule 1. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity. The Escrow Agent shall not be liable to any other Party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Fund or this Agreement.

11.                Governing Law; Arbitration. The Parties hereby agree that in order to obtain prompt and expeditious resolution of all disputes arising out of or relating to this Agreement, including the existence, validity, interpretation or performance of this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any claim arising out of or related to the Parties’ relationship, rights, duties and obligations hereunder, whether based on contract, tort or statute, and the substantive or procedural arbitrability of any claim hereunder) (each, a “Dispute”), all Disputes shall be exclusively resolved by final and binding arbitration under the DRAA and the Delaware Rapid Arbitration Rules promulgated thereunder by the Supreme Court of the State of Delaware (“Rules”) in effect at the time of the date of delivery of the notice of arbitration, except as modified herein.

(a)                 The arbitral panel shall consist of three arbitrators (the “Tribunal”). The situs of the arbitration shall be the State of Delaware, although the evidentiary and other proceedings shall be conducted in New York (Manhattan), New York. The Tribunal may conduct proceedings in other locations if necessary for the taking of evidence. The language of the arbitration proceedings, and of the arbitral award, shall be the English language. The Parties agree that (A) the claimant(s) and respondent(s) shall each appoint one arbitrator within twenty (20) days of the date of delivery of the notice of arbitration; and (B) the two party-appointed arbitrators shall appoint the third arbitrator, who shall serve as the chair of the Tribunal, within twenty (20) days from the date of the appointment of the second arbitrator. Each member of the Tribunal must be a former judge of the Delaware Supreme Court and/or Delaware Court of Chancery; provided, that in the event a former Delaware judge is unavailable to serve as arbitrator for one or more of the positions on the Tribunal, then the Parties shall submit a petition for the appointment of one or more arbitrators (as needed to complete the three-member Tribunal) to the Court of Chancery of the State of Delaware under Section 5805 of the DRAA. Any arbitrator not timely appointed as provided in clause (A) or (B) of this Section 11(a) shall be appointed by the Delaware Court of Chancery in accordance with Section 5805 of the DRAA. In the event that the Tribunal retains counsel in consultation with the parties hereto under Section 5806 of the DRAA, then such counsel shall be impartial and shall be knowledgeable about and experienced with the practice of law and have had at least fifteen (15) years of legal experience in the area of mergers and acquisitions or complex commercial transactions. Only the Court of Chancery of the State of Delaware shall have the power and authority to appoint a new arbitrator in the event any arbitrator becomes unable to continue as arbitrator for any reason.

(b)                The arbitration shall be deemed commenced when the claimant(s) deliver a notice of arbitration to all of the respondents in the manner provided for notices in Section 8. The Parties agree that the preliminary conference shall be no later than ten (10) days after the constitution of the Tribunal. The Parties agree that any service or written communication (including, the answer, any reply or exchange of information) under the DRAA or the Rules shall be made in a manner provided by Section 8 of this Agreement, or as otherwise agreed by the Parties. In connection with any arbitration proceeding hereunder, the Tribunal shall allow reasonable requests for the production of documents relevant to the dispute and permit the taking of depositions limited to not more than five (5) persons on each side and for not more than six (6) hours in total for the deposition of each such person. Where reasonably necessary, depositions may be taken by videoconference or other telephonic means, or in the jurisdiction where a witness resides or regularly transacts business. The Tribunal may seek to compel the production of evidence from non-parties to the fullest extent permitted by applicable Law. The arbitration hearing shall be limited to one (1) day, if the Tribunal deems such limitation appropriate, and provided that the Tribunal, where it considers it appropriate in order to provide any party with a full and fair opportunity to be heard, may require a hearing be held over the course of more than one day, and shall be conducted as soon as reasonably practicable after the constitution of the Tribunal, as determined by the Tribunal.

(c)                 For the purposes of DRAA § 5808(b), and all other purposes, the Tribunal shall issue its final award as promptly as practicable, taking into account the nature of the claims and any other facts or circumstances the Tribunal deems relevant, but in no event later than ninety (90) calendar days after the close of the arbitration hearing. The Parties agree that the Tribunal may extend any deadline set forth in Section 11(b) and this

Section 11(c) if, in its own discretion, more time is needed in light of the nature of the claims and the relevant facts and circumstances. The Tribunal is authorized to award monetary damages and to grant specific performance of this Agreement and other injunctive relief, including interim relief pending the final award. The Parties to any Dispute shall bear their own costs incurred in connection with the arbitration and share equally the fees and expenses of the Tribunal and the costs of administration, except as otherwise provided by Section 9.5 of the Purchase Agreement.

(d)                The Parties agree that any arbitral panel constituted under the DRAA to resolve any dispute arising under or relating to the Purchase Agreement, the purchase agreement between 1995370 Alberta Inc. and CIT Transportation Holdings B.V., dated as of the same date, (the “Canadian Purchase Agreement”) or the guaranty of HNA Group Co., Ltd. in favor of Seller, dated as of the same date (the “Guaranty”) shall also have jurisdiction over each Party hereto, and may also resolve disputes arising under or relating to this Agreement. The Parties intend that the rights of all parties relating to the enforcement of this Agreement, the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty shall be determined as quickly as possible, and no Party shall object to being named as a party to such a proceeding to resolve any Dispute. The Parties further consent and agree that any arbitral panel constituted under the DRAA to resolve a dispute arising under or relating to the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty shall also have jurisdiction over each Party hereto, and may also resolve Disputes. The Parties further agree that in the event an arbitral proceeding under this Section 11 has been commenced, any dispute arising under or relating to the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty thereafter arising shall be consolidated with and into the arbitral proceeding already commenced hereunder; and that in the event an arbitral proceeding has been commenced as provided in the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty, any Dispute thereafter arising shall be consolidated with and into the arbitral proceeding already commenced as provided in the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty, such that all disputes arising under this Section 11, the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty shall proceed in one consolidated arbitration; provided, however, an arbitral tribunal constituted under this Section 11 or the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty shall, prior to consolidation of the arbitration proceeding, and after providing all interested parties the opportunity to comment on such consolidation, have the authority to order that consolidation shall not occur if it determines that (i) there are no common questions of law or fact in the arbitrations to be consolidated; (ii) the proceedings in the arbitration before it would be improperly delayed or disrupted, or a party would otherwise suffer undue prejudice, by consolidation; or (iii) consolidation would not be more efficient than separate arbitral proceedings. In order to give effect to consolidation as provided herein, the arbitral tribunal constituted under this Section 11 or the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty shall have the authority to extend its deadline to hold a preliminary conference or render a final award as provided in Section 11(b) and Section 11(c), respectively. For the avoidance of doubt, the presumption shall be in favor of consolidation of all proceedings arising under this Agreement or the Purchase Agreement, the Canadian Purchase Agreement or the Guaranty.

(e)                 In furtherance of this Section 11, the Parties hereby acknowledge and agree that if the Tribunal determines that a Party has brought a claim, action or other legal proceeding of any nature, whether at law or in equity, in contract, tort, or otherwise, solely arising under this Agreement in any court or other adjudicating body or forum other than in accordance with this Section 11, the Tribunal shall grant an arbitral award directing the release of all of the Deposit to the other Party.

(f)                  The arbitral award shall be final and non-appealable and not subject to challenge. Judgment upon the arbitral award may be entered by the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware in accordance with the DRAA, and enforced in any court of competent jurisdiction. The Parties hereby agree to waive any claim that this agreement to arbitrate is not valid under the Laws of the U.S., any foreign country or any international agreement.

(g)                For the avoidance of doubt, the Parties hereby acknowledge and agree that any legal proceeding conducted under this Section 11 shall be governed by or construed under the laws of the State of Delaware, without regard to principles of conflict of laws and regardless of whether the laws of the State of Delaware govern the Parties’ other rights, remedies, liabilities, powers and duties.

12.                Information. Each Party authorizes the Escrow Agent to disclose information with respect to this Agreement and the account(s) established hereunder, such Party, or any transaction hereunder if such disclosure is:

(i) necessary or desirable, in the Escrow Agent’s opinion, for the purpose of allowing the Escrow Agent to perform its duties and to exercise its powers and rights hereunder; (ii) to a proposed assignee of the rights of Escrow Agent; (iii) to a branch, affiliate, subsidiary, employee or agent of the Escrow Agent or to their auditors, regulators or legal advisers or to any competent court; (iv) to such Party’s auditors; or (v) permitted or required by applicable law, regardless of whether the disclosure is made in the country in which such Party resides, in which the account(s) established hereunder is maintained, or in which the transaction is conducted. Each Party agrees that such disclosures by the Escrow Agent and its affiliates may be transmitted across national boundaries and through networks, including those owned by third parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Park Aerospace Holdings Limited

By:	/s/ Andy Cronin
Name: Andy Cronin
Title: Authorised Signatory

C.I.T. LEASING CORPORATION

By:	/s/ Kelley Morrell
Name: Kelley Morrell
Title: Executive Vice President

JPMorgan Chase Bank, NA,
as escrow agent

By:	/s/ Christopher Palermo
Name: Christopher Palermo
Title: Vice President